Exhibit 13

POWER OF ATTORNEY

The undersigned directors and officers of Kemper Investors Life Insurance Company, an Illinois corporation, hereby constitute and appoint David A. Demmon, Diane C. Davis, and Jeffrey S. Horton, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity contracts issued or to be issued through the KILICO Variable Annuity Separate Account - 3: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him, her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	File Nos.
KILICO Variable Annuity Separate Account - 3	333- /811- (to be determined upon filing the initial registration statement)

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IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

NAME	TITLE	DATE

/s/ David A. Demmon David A. Demmon	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 20, 2007

/s/ Diane C. Davis Diane C. Davis	President, Chief Operating Officer and Director	December 20, 2007

/s/ Jeffrey S. Horton Jeffrey S. Horton	Vice President, Chief Financial Officer, Controller and Director (Principal Financial Officer and Principal Accounting Officer)	December 20, 2007

/s/ Lauree Seko Lauree Seko	Secretary	December 20, 2007

/s/ David A. Bowers David A. Bowers	Director	December 20, 2007

/s/ Richard J. Hauser Richard J. Hauser	Director	December 20, 2007

/s/ Linda L. Swanson Linda L. Swanson	Director	December 20, 2007

/s/ Nicolas A. Burnet Nicolas A. Burnet	Director	December 20, 2007

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